UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2009

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FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On January 20, 2009, First National Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement, dated January 20, 2009 (the “Proxy Statement”), to be furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held on Tuesday, February 24, 2009. At the Special Meeting, the shareholders of the Company will consider and vote upon the adoption of a proposed amendment and restatement of the Company’s Articles of Incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock.

In connection with the Special Meeting, the Company reported today that it has retained Regan & Associates, Inc. to aid in the solicitation of proxies for the Special Meeting. Regan & Associates, Inc. will receive a fee of approximately $12,000 for its proxy solicitation services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION

(Registrant)

Date: February 3, 2009	By:	/s/ M. Shane Bell

M. Shane Bell

Executive Vice President

and Chief Financial Officer